UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 31, 2011

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

          On December 3, 2010, we entered into an agreement (the “Conversion Agreement”) with The California Capital Limited Partnership, LP (“CalCap”), pursuant to which CalCap agreed to convert all of the outstanding principal and accrued but unpaid interest under that certain Secured Convertible Promissory Note issued to CalCap by us on February 5, 2010 in the original principal amount of $15,000,000 (the “Note”) into shares of Series A Preferred Stock (“Series A Preferred Stock”) at a conversion price of $1.00 per share (the “Conversion”), subject to the terms and conditions set forth therein and the modification of our existing preferred stock as fully described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2010.

          On January 31, 2011, we entered into Amendment No. 1 to Agreement and Waiver under Secured Convertible Promissory Note with CalCap (“Amendment No. 1”), pursuant to which we and CalCap (i) extended the time that we are required to amend and restate our certificate of incorporation, as set forth in the Conversion Agreement, from 90 days to 120 days and (ii) extended the date upon which the Conversion Agreement automatically terminates from March 2, 2011 to April 1, 2011. In addition, pursuant to Amendment No. 1, CalCap agreed to waive compliance with Section 7(h) of the Note, solely for the purpose of allowing us to sell certain assets used to provide wireless broadband and related services in the Grand Junction, Colorado market, provided that the aggregate purchase price is no less than $220,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: February 4, 2011	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer